UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2017

Keryx Biopharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30929	13-4087132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, 12th Floor

Boston, Massachusetts 02210

(Address of Principal Executive Offices)

(617) 466-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On December 20, 2017, Keryx Biopharmaceuticals, Inc. (the “Company”) and Norwich Pharmaceuticals, Inc. (“NPI”) mutually agreed to terminate, effective as of December 31, 2017, the Manufacturing Services Agreement between the Company and NPI, dated January 17, 2014, as amended by the First Addendum to Manufacturing Services Agreement, dated October 24, 2014, pursuant to which NPI performs certain manufacturing and other services for the Company with respect to converting active pharmaceutical ingredient into Auryxia® (ferric citrate) tablets.

Patheon Manufacturing Services LLC and certain of its affiliates (collectively, “Patheon”) continue to supply the Company with commercial supplies of Auryxia tablets from Patheon’s Greenville, North Carolina and Bourgoin-Jallieu Cedex, France manufacturing sites under the existing Master Manufacturing Services Agreement and related Product Agreements between the Company and Patheon. We are working with Patheon to have its Whitby, Ontario, Canada manufacturing site approved for Auryxia tablet production.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc. (Registrant)

Date: December 27, 2017	By:	/s/ Brian Adams
Brian Adams
General Counsel and Corporate Secretary